UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2022

HERITAGE INSURANCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36462	45-5338504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 N. Westshore Blvd Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 362-7202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HRTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Heritage Insurance Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 23, 2022. The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors to serve until the 2023 Annual Meeting, as follows:

	FOR	WITHHELD	BROKER NON- VOTES
Ernie Garateix	16,388,067	1,010,672	5,639,653
Richard Widdicombe	15,881,800	1,516,939	5,639,653
Panagiotis (Pete) Apostolou	15,173,210	2,225,529	5,639,653
Irini Barlas	16,289,203	1,109,536	5,639,653
Mark Berset	14,653,837	2,744,902	5,639,653
Steven Martindale	15,723,795	1,674,944	5,639,653
Nicholas Pappas	13,107,291	4,291,448	5,639,653
Joseph Vattamattam	16,283,628	1,115,111	5,639,653
Vijay Walvekar	14,778,113	2,620,625	5,639,653

Proposal No. 2: Ratification of Appointment of Plante & Moran, PLLC to Serve as Independent Registered Public Accounting Firm

The ratification of Plante & Moran, PLLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was approved as follows:

FOR	AGAINST	ABSTAIN
22,781,247	32,257	224,888

Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The results of the vote to approve, on an advisory basis, the compensation of the Company’s named executive officers was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
12,840,029	4,497,724	60,985	5,639,653

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Date: June 28, 2022	By:	/s/ Kirk Lusk
Kirk Lusk
Chief Financial Officer